UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 11, 2013

IDEXX LABORATORIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-19271	01-0393723
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One IDEXX Drive, Westbrook, Maine	04092
(Address of principal executive offices)	(ZIP Code)

207.556.0300

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. to Form 8-K):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On December 11, 2013, IDEXX Laboratories, Inc. (the “Company”) issued and sold through a private placement an aggregate amount of $150,000,000 of senior notes consisting of $75,000,000 of 3.94% Series A Senior Notes due December 11, 2023 (the “2023 Notes”) and $75,000,000 of 4.04% Series B Senior Notes due December 11, 2025 (the “2025 Notes” and together with the 2023 Notes, the “Senior Notes”) under a Note Purchase Agreement among the Company and the accredited institutional purchasers named therein (the “Agreement”). The Company will use the net proceeds from the Senior Notes for general corporate purposes, including repaying amounts outstanding under its revolving credit facility.

The 2023 Notes bear interest at a fixed rate of 3.94% and mature on December 11, 2023. The 2025 Notes bear interest at a fixed rate of 4.04% and mature on December 11, 2025. The Company may prepay the Senior Notes in an amount not less than 5.0% of the aggregate principal amount of the Senior Notes then outstanding at 100% of the principal amount so prepaid, plus the applicable make-whole amount (as set forth in the Agreement) upon no more than 60 or less than 10 days’ written notice to the holders of the Senior Notes. In addition, in the event of a change in control (as defined in the Agreement) of the Company or upon the disposition of certain assets of the Company the proceeds of which are not reinvested (as set forth in the Agreement), at the option of the holders of the Senior Notes, the Company may be required to prepay all or a portion of the Senior Notes at a price equal to 100% of the principal amount thereof, plus accrued and unpaid interest.

The obligations of the Company under the Senior Notes may be accelerated upon the occurrence of an event of default under the Agreement, which includes customary events of default including, without limitation, payment defaults, defaults in the performance of affirmative and negative covenants, the inaccuracy of representations or warranties, bankruptcy and insolvency related defaults, defaults relating to judgments, an ERISA event and the failure to pay specified indebtedness.

The Agreement contains affirmative, negative and financial covenants customary for agreements of this type. The negative covenants include restrictions on liens, indebtedness of subsidiaries of the Company, priority indebtedness, fundamental changes, investments, transactions with affiliates, certain restrictive agreements and violations of sanctions laws and regulations. The financial covenant is a consolidated leverage ratio test. The obligations of the Company are unconditionally guaranteed by IDEXX Distribution, Inc., IDEXX Operations, Inc., IDEXX Reference Laboratories, Inc. and OPTI Medical Systems, Inc. The Company also must add any subsidiary as a guarantor under the Senior Notes if such subsidiary becomes liable with the Company for or in respect of any indebtedness of the Company under a material credit facility (but excluding any foreign subsidiary that does not guarantee indebtedness of the Company or any US subsidiaries under a material credit facility).

The foregoing description of the Agreement is qualified in its entirety by reference to the Agreement, which is filed as Exhibit 99.1 hereto and incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of the Registrant.

The disclosure under Item 1.01 is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

See Exhibit Index attached hereto.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IDEXX LABORATORIES, INC.

Date: December 12, 2013	By:	/s/ Jeffrey A. Fiarman
Jeffrey A. Fiarman
Executive Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

99.1	Note Purchase Agreement, dated as of December 11, 2013, among the Company, as issuer, New York Life Insurance Company, and New York Life Investment Management LLC, as investment manager for New York Life Insurance and Annuity Corporation and New York Life Insurance and Annuity Corporation Institutionally Owned Life Insurance Separate Account (BOLI 30C), as purchasers.

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